UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2014

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)

 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07	Submission of Matters to a Vote of Security Holders
At a Special Meeting of Shareholders on December 3, 2014 ("Special Meeting"), Univest Corporation of Pennsylvania (the "Corporation" or "Univest") shareholders voted to approve the Agreement and Plan of Merger (the "Merger Agreement") dated June 17, 2014, by and between the Corporation, Univest Bank and Trust Co. (the "Bank"), and Valley Green Bank ("Valley Green"), which provides for, among other things, the merger of Valley Green with and into the Bank. The record date for shareholders entitled to notice of, and to vote at, the Special Meeting was October 15, 2014.
As of such record date, there were 16,214,016 shares of the Corporation's voting common stock issued and outstanding and entitled to be voted at the Special Meeting. Of such shares, 11,339,084 shares were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. Shareholders cast votes as follows:

For	Against	Abstain
11,115,259	69,899	153,926
In connection with the Special Meeting, the Corporation also solicited proxies with respect to a proposal to authorize the board of directors to adjourn the Special Meeting, if necessary to solicit additional proxies, in the event there were not sufficient votes at the time of the Special Meeting to approve the Merger Agreement. The adjournment proposal was not submitted to the shareholders of the Corporation for approval at the Special Meeting because there were sufficient votes to approve the Merger Agreement.

Item 8.01	Other Events
On December 2, 2014, Valley Green held its Special Meeting of shareholders, at which the shareholders approved the Merger Agreement. As described under item 5.07 of this Form 8-K, shareholders of the Corporation approved the Merger Agreement on December 3, 2014, and, accordingly, all required shareholder approvals have been obtained in connection with the merger.
As previously announced on November 26, 2014, the Corporation has received all required regulatory approvals to complete the transaction. The Corporation and Valley Green expect to complete the merger effective January 1, 2015, subject to satisfaction or waiver of a number of customary closing conditions set forth in the Merger Agreement.
On December 4, 2014, the Corporation issued a press release relating to the receipt of required approvals for the transaction. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Important Additional Information

Univest has filed a Registration Statement with the United States Securities and Exchange Commission (“SEC”), which contains a proxy statement/prospectus and other documents regarding the proposed merger. The proxy materials set forth complete details of the merger. Valley Green and Univest shareholders and investors are urged to read the Registration Statement and the proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments and supplements to those documents, because they contain important information about Valley Green, Univest, and the proposed transaction.

Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s website at http:www.sec.gov. Copies of other documents filed by Univest with the SEC may also be obtained free of charge at the SEC’s website or at Univest’s website at http:www.univest.net and clicking on the tab “Investor Relations” and then under the tab “SEC Documents.”

Item 9.01	Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits

Exhibit No.	Description of Document

99.1	Press release issued by Univest Corporation of Pennsylvania on December 4, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Michael S. Keim
Name:	Michael S. Keim
Title:	Executive Vice President, Chief Financial Officer
Date: December 4, 2014

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release issued by Univest Corporation of Pennsylvania on December 4, 2014.